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                    CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 50 to the Registration Statement (File
No. 33-21844).


                         /s/ Willkie Farr & Gallagher
                         ------------------------------
                         Willkie Farr & Gallagher LLP

New York, New York
February 3, 2010